Exhibit 10.43

[Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]

ACQUISITION AGREEMENT

(DA-9803)

Between

DONG-A ST CO., LTD.

And

NEUROBO PHARMACEUTICALS, INC.

Dated:  January 18, 2018

TABLE OF CONTENTS

1. DEFINITIONS		1

1.1	DEFINITIONS	1

1.2	OTHER DEFINITIONAL PROVISIONS	3

2. ACQUISITION OF TECHNOLOGY/RIGHT OF NEGOTIATION FOR KOREA		3

2.1	SALE OF TECHNOLOGY	3

2.2	NO ASSUMPTION OF LIABILITIES	4

2.3	RIGHT OF NEGOTIATION FOR SALES RIGHTS	4

3. CLOSING AND COMPENSATION		4

3.1	CLOSING	4

3.2	CASH AND EQUITY COMPENSATION	4

3.3	EXECUTION OF BILL OF SALE	4

3.4	UPDATED REPRESENTATIONS AND WARRANTIES	4

4. TRANSFER OF ACQUIRED TECHNOLOGY		4

4.1	EFFECTUATION OF RECORDATION OF ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS	4

4.2	DONG-A’S ASSISTANCE	5

4.3	TRANSFER OF KNOW-HOW	5

4.4	TRANSFER OF FILES	5

5. REPRESENTATIONS AND WARRANTIES OF DONG-A		5

5.1	ORGANIZATION	5

5.2	AUTHORIZATION	5

5.3	BINDING AGREEMENT	5

5.4	NO BREACH	5

5.5	LITIGATION; COMPLIANCE WITH LAW	6

5.6	INSOLVENCY	6

5.7	ACQUIRED TECHNOLOGY	6

6. REPRESENTATIONS AND WARRANTIES OF NEUROBO		7

6.1	ORGANIZATION	7

6.2	AUTHORIZATION	7

6.3	BINDING AGREEMENT	7

6.4	NO BREACH	8

6.5	LITIGATION; COMPLIANCE WITH LAW	8

i

6.6	INSOLVENCY	8

7. LIABILITY		8

7.1	DISCLAIMERS OF WARRANTIES	8

7.2	LIMITATION OF LIABILITY	9

8. INDEMNIFICATION		9

8.1	INDEMNIFICATION OF NEUROBO	9

8.2	INDEMNIFICATION OF DONG-A	10

8.3	DEFENSE OF CLAIMS	10

8.4	NON-THIRD PARTY CLAIMS	11

9. CONFIDENTIALITY		12

9.1	DUTY TO HOLD IN CONFIDENCE	12

9.2	EXCLUSIONS	12

9.3	PERMITTED DISCLOSURES	12

9.4	RETURN OF INFORMATION	12

9.5	REMEDIES	13

9.6	PUBLICITY	13

10. GENERAL PROVISIONS		13

10.1	NOTICES	13

10.2	FORCE MAJEURE	13

10.3	ASSIGNMENT	13

10.4	WAIVERS	14

10.5	SEVERABILITY	14

10.6	REMEDIES	14

10.7	GOVERNING LAW	14

10.8	SUBMISSION TO JURISDICTION/WAIVER OF JURY TRIAL	14

10.9	INDEPENDENT CONTRACTOR/NO AGENCY	15

10.10	ENTIRE AGREEMENT	15

Schedule 1 Acquired Know-How	1-1

Schedule 2 Acquired Patents and Patent Applications	2-1

Exhibit A Form of Bill of Sale	A-1

ii

ACQUISITION AGREEMENT

ACQUISITION AGREEMENT, dated as of January , 2018 (“Effective Date”), between Dong-A ST Co., Ltd., a Republic of Korea company having its principal place of business at 64 Cheonho-daero, Dongdaemun-gu, Seoul 02587, Republic of Korea (“Dong-A”) and NeuroBo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 177 Huntington Avenue, Suite 1732, Boston, MA 02115, U.S.A. (“NeuroBo”).

Background

1.                                      Dong-A has developed a proprietary compound designated as DA-9803, which is [***], for the treatment of neurodegenerative disorders (“DA-9803”).  Dong-A has also been granted (and has applied for) certain patent rights which claim various compounds, mixtures, and formulations of [***], including DA-9803.

2.                                      NeuroBo is engaged in the research & development, production, commercialization, and sale of pharmaceuticals.

3.                                      Dong-A wishes to sell the intellectual property rights to DA-9803 to NeuroBo.

Accordingly, the parties agree as follows:

1.                                      DEFINITIONS

1.1                               Definitions.  For purposes of this Agreement, the following words and phrases will have the following meanings:

(a)                                 “Acquired Know-How” means the proprietary inventions, technology, trade secrets, clinical and preclinical data, adverse effect reports, regulatory filings and correspondence with Governmental Authorities for the sale of products using the Acquired Technology, intellectual property filings, and the physical, chemical and biological material, including but not limited to the foregoing listed on Schedule 1, which are owned or acquired with right to transfer as of the Effective Date by Dong-A.

(b)                                 “Acquired Patent Files and Records” all books, records, and files, that relate to, in whole or in part, to the Acquired Patent Rights.

(c)                                  “Acquired Patent Rights” means the rights arising out of or resulting from (a) the patents and applications listed on Schedule 2; (b) the patents proceeding from the items listed in (a); (c) divisionals, continuations, reissues, reexaminations, and extensions of any patent or application set forth in (a) and (b); and (d) all claims of continuations-in-part that are entitled to the benefit of the priority date(s) of items listed in (a).

(d)                                 “Acquired Technology” means Acquired Know-How and Acquired Patent Rights.

(e)                                  “Affiliate” means, with respect to a Person, a legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Person.  For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a legal entity; provided, however, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

(f)                                   “Agreement” means this Acquisition Agreement and all Schedules, Exhibits and amendments, as each is amended from time to time.

(g)                                 “Closing” is defined in Section 3.1.

(h)                                 “Confidential Information”  means (a) any information, data, or know-how (in whatever form or format) that is (i) related to a Party’s business or technology including, but not limited to, that which relates to or which embodies research, product plans, products, services, customers, markets, software, developments, inventions (whether or not patentable), processes, designs, drawings, mask works, integrated circuit topographies, engineering, hardware configuration information, infrastructure, price schedules, software design and configuration, processes, marketing or finances of such Party, and (ii) identified in writing as confidential by such Party or, if orally or visually disclosed, identified as confidential at the time of disclosure as confidential and confirmed in writing as confidential within thirty (30) days thereafter.

(i)                                    “DA-9803” is defined in the Preamble.

(j)                                    “Disclosing Party” is defined in Section 9.1.

(k)                                 “Dong-A” is defined in the Preamble.

(l)                                    “Dong-A Indemnitees” is defined in Section 8.2.

(m)                             “Effective Date” is defined in the Preamble.

(n)                                 “Governmental Authority” means any federal, state, local, foreign, or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(o)                                 “Knowledge” means the actual knowledge of such Person.

(p)                                 “Laws” means any statute, rule, regulation, ordinance, code, directive, writ, injunction, settlement, permit, license, decree, judgment, or order of a Governmental Authority.

(q)                                 “Loss” means any loss, damage, due, penalty, fine, cost, amount paid in settlement, liability, tax, lien, expense and fee (including court costs and reasonable attorneys’ or other professionals’ fees and expenses), including any actual, consequential, exemplary or other damages, and any punitive or special damages, and any diminution in value.

(r)                                  “NeuroBo” is defined in the Preamble.

(s)                                   “NeuroBo Indemnitees” is defined in Section 8.1.

(t)                                    “Party” means each of Dong-A and NeuroBo, collectively “Parties.”

(u)                                 “Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, group, governmental authority, and any other person or entity.

(v)                                 “Territory” means worldwide.

(w)                               “Third Party” means any Person other than NeuroBo and Dong-A.

1.2                               Other Definitional Provisions

(a)                                 References to “Sections,” “Exhibits,” and Schedules” are to Sections, Exhibits, and Schedules of this Agreement, unless otherwise specifically provided.

(b)                                 The words “including,” “includes,” and “include” are deemed to be followed by the words “without limitation.”

(c)                                  References to a Person include that Person’s permitted successors and assigns and, in the case of any governmental Person, the Person succeeding to the relevant functions of that governmental Person.

(d)                                 All references to statutes and related regulations include

(i)                                    any past and future amendments of those statutes and related regulations; and

(ii)                                any successor statutes and related regulations.

(e)                                  All references in this Agreement to “Dollars” or “$” refer to lawful currency of the United States of America.

2.                                      ACQUISITION OF TECHNOLOGY/RIGHT OF NEGOTIATION FOR KOREA

2.1                               Sale of Technology.  Subject to the terms and conditions of this Agreement, at the Closing, Dong-A shall sell, assign, convey, transfer, and deliver all its right, title, and interest in and to the Acquired Technology to NeuroBo.  The Acquired Technology includes all claims for damages for past infringement of any of the Acquired Technology, the right to sue for and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors and assigns.

2.2                               No Assumption of Liabilities.  NeuroBo does not assume any liability, obligation, claim against, or contract relating to the Acquired Technology or any other asset of Dong-A, whether known or unknown, arising out of any transaction or event occurring prior to the Effective Date.  Dong-A remains liable for these liabilities, obligations, and claims, and Dong-A indemnifies NeuroBo as provided in Section 8.1.

2.3                               Right of Negotiation for Sales Rights.  If NeuroBo wishes to sell products using the Acquired Technology in the Republic of Korea, it shall first give notice to Dong-A at least [***] days before the first anticipated sale.  Dong-A then must give notice to NeuroBo within [***] days of receipt of notice from NeuroBo as to whether it wishes to negotiate an exclusive distribution agreement for the Republic of Korea.  If Dong-A wishes to negotiate, both Parties agree to negotiate in good faith to conclude a mutually acceptable distribution agreement for sales in the Republic of Korea.  If the Parties are unable to reach a mutually acceptable agreement within [***] days of the beginning of negotiations, then Dong-A’s rights under this Section 2.3. are terminated, and NeuroBo may sell products using the Acquired Technology in the Republic of Korea, either directly or through another distributor.

3.                                      CLOSING AND COMPENSATION

3.1                               Closing.  The closing of the acquisition contemplated by this Agreement will take place ninety (90) days after the Effective Date by the exchange of documents via email of scanned originals with exchange of original signatures by overnight mail (“Closing”).

3.2                               Cash and Equity Compensation.  At the Closing and in full payment for the Acquired Technology, NeuroBo shall (a) pay Dong-A five million United States Dollars (USD 5,000,000) by wire transfer to an account designated by Dong-A, and (b) issue [***] ([***]) shares of common stock to Dong-A, which is [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.  NeuroBo shall [***] ensure that at the time of NeuroBo’s initial public offering, the ownership share of Dong-A in NeuroBo granted under Section 3.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

3.3                               Execution of Bill of Sale.  At the Closing, Dong-A shall execute the bill of sale in the form attached as Exhibit A.

3.4                               Updated Representations and Warranties.  At the Closing, Dong-A shall execute a certificate certifying, as of the Closing, that the representations and warranties of Section 5 are true, correct, and complete.

4.                                      TRANSFER OF ACQUIRED TECHNOLOGY

4.1                               Effectuation of Recordation of Assignment of Patents and Patent Applications.  At the Closing, in order to effectuate the recordation of the transfer of ownership of Dong-A’s right, title, and interest in and to the acquired issued patents and pending patent applications, Dong-A shall execute the assignments prepared by NeuroBo’s patent counsel for such purpose, and thereafter Dong-A shall execute such other assignments as requested by NeuroBo.  Promptly thereafter, NeuroBo shall (i) cause each assignment to be recorded with the United States Patent and Trademark Office and other applicable patent offices worldwide, and (ii) provide proof of each assignment (with recordation information) to Dong-A.

4.2                               Dong-A’s Assistance.  Dong-A shall assist NeuroBo in effectuating the transfer and shall [***] effectuate the recordation of assignment of the patents and pending patent applications.  If at any time any further action is necessary to carry out the transfers contemplated by this Agreement, Dong-A shall take further action as NeuroBo reasonably may request.

4.3                               Transfer of Know-How.  As soon as reasonably practicable after the Closing, Dong-A shall transfer to NeuroBo the Acquired Know-How in tangible form in a format reasonably acceptable to NeuroBo.

4.4                               Transfer of Files.  As soon as reasonably practicable after the Closing, Dong-A shall transfer and/or cause to be transferred by outside patent counsel the Acquired Patent Files and Records to NeuroBo.  In the event NeuroBo wishes to engage current patent counsel for the prosecution of the Acquired Patent Rights, NeuroBo shall so inform Dong-A, and Dong-A hereby consents to the representation of NeuroBo by such counsel and waives any conflict of interest.

5.                                      REPRESENTATIONS AND WARRANTIES OF DONG-A.  Dong-A represents and warrants to NeuroBo the following matters:

5.1                               Organization.  Dong-A is a corporation duly formed, validly existing, and subsisting under the Laws of the Republic of Korea.

5.2                               Authorization

(a)                                 Dong-A has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated under this Agreement.

(b)                                 The execution, delivery, and performance of this Agreement by Dong-A and its consummation of the transactions contemplated under this Agreement have been duly authorized by all requisite action of Dong-A.

5.3                               Binding Agreement.  This Agreement has been duly executed by Dong-A and delivered to NeuroBo, and constitutes the legal, valid, and binding agreement of Dong-A enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

5.4                               No Breach.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement by Dong-A do not and will not

(a)                                 violate or conflict with Dong-A’s charter, bylaws, or any material Laws of any Governmental Authority to which Dong-A assets are subject, or by which Dong-A or Dong-A’s assets may be bound;

(b)                                 with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a material default under, or give rise to any right of termination, cancellation, or acceleration under, any of the terms, conditions, or provisions of any material contract or agreement, to which Dong-A is a party or by which Dong-A or Dong-A’s assets may be bound;

(c)                                  result in the imposition of a lien on any of the Acquired Technology; or

(d)                                 require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party.

5.5                               Litigation; Compliance with Law.  There is no litigation, proceeding (arbitral or otherwise), claim, action, suit, judgment, decree, settlement, rule, order, or investigation of any nature, pending, rendered or, to Dong-A’s Knowledge, threatened, against Dong-A that reasonably could be expected to adversely affect Dong-A’s ability to consummate the transactions contemplated by this Agreement.

5.6                               Insolvency.  Dong-A is not the subject of any pending, rendered, or threatened in writing, or to the Knowledge of Dong-A, otherwise threatened, insolvency proceedings of any character.  Dong-A has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of an insolvency proceeding.  Dong-A is not insolvent nor will it become insolvent as a result of entering into this Agreement and consummating the transactions contemplated under this Agreement.

5.7                               Acquired Technology

(a)                                 Ownership

(i)                                    Dong-A owns, free and clear of all liens, and to the Knowledge of Dong-A has valid and enforceable rights in and the unrestricted right to use, sell, license, transfer, or assign the Acquired Technology.

(ii)                                Dong-A is not a party to any other license or other agreement for the Acquired Technology in conflict with the provisions of this Agreement.

(iii)                            To the Knowledge of Dong-A, Dong-A is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise with respect to the Acquired Technology.

(iv)                             To the Knowledge of Dong-A, Dong-A is not using any confidential information or trade secrets of others.

(b)                                 Patents and Patent Applications.  To the Knowledge of Dong-A, all Acquired Patent Rights are valid and in force, and all patent applications are pending and in good standing, all without challenge of any kind.

(c)                                  Claims

(i)                                    No claim or action is pending or, to the Knowledge of Dong-A threatened in writing and Dong-A has no Knowledge of any basis for any claim that challenges the validity, enforceability, ownership, or right to use, sell, license, or sublicense any Acquired Technology, and no item of Acquired Technology is subject to any outstanding order, ruling, decree, stipulation, charge, or agreement restricting in any manner its use, licensing, or sublicensing.

(ii)                                Dong-A has not received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any claim, charge, complaint, demand, or notice alleging any infringement or violation, or has Knowledge of any basis for any claim with respect to the Acquired Technology.

(iii)                            To the Knowledge of Dong-A, no third party is infringing upon or otherwise violating any of Dong-A’s intellectual property rights in the Acquired Technology.

(d)                                 No Government Interest.  No governmental or quasi-governmental authority, including the Korean Drug Development Fund, has any right to the Acquired Technology.

(e)                                  Administration and Enforcement.  To the Knowledge of Dong-A, Dong-A has taken all commercially reasonable actions to maintain and protect the Acquired Patent Rights.

6.                                      REPRESENTATIONS AND WARRANTIES OF NEUROBO.  NeuroBo represents and warrants to Dong-A the following matters:

6.1                               Organization.  NeuroBo is a corporation duly formed, validly existing, and subsisting under the Laws of Delaware.

6.2                               Authorization

(a)                                 NeuroBo has the requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated under this Agreement.

(b)                                 The execution, delivery, and performance of this Agreement by NeuroBo and its consummation of the transactions contemplated under this Agreement have been duly authorized by all requisite action of NeuroBo.

6.3                               Binding Agreement.  This Agreement has been duly executed by NeuroBo and delivered to Dong-A, and constitutes the legal, valid, and binding agreement of NeuroBo enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles.

6.4                               No Breach.  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement by NeuroBo do not and will not

(a)                                 violate or conflict with NeuroBo’s articles of organization, operating agreement, or any material Laws of any Governmental Authority to which NeuroBo’s assets are subject, or by which NeuroBo or NeuroBo’s assets may be bound;

(b)                                 with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a material default under, or give rise to any right of termination, cancellation, or acceleration under, any of the terms, conditions, or provisions of any material contract or agreement, to which NeuroBo is a party or by which NeuroBo or NeuroBo’s assets may be bound; or

(c)                                  require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Authority or third party.

6.5                               Litigation; Compliance with Law.  There is no litigation, proceeding (arbitral or otherwise), claim, action, suit, judgment, decree, settlement, rule, order, or investigation of any nature, pending, rendered or, to NeuroBo’s Knowledge, threatened, against NeuroBo that reasonably could be expected to adversely affect NeuroBo’s ability to consummate the transactions contemplated by this Agreement.

6.6                               Insolvency.  NeuroBo is not the subject of any pending, rendered, or threatened in writing, or to the Knowledge of NeuroBo, otherwise threatened, insolvency proceedings of any character.  NeuroBo has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of an insolvency proceeding.  NeuroBo is not insolvent nor will it become insolvent as a result of entering into this Agreement and consummating the transactions contemplated under this Agreement.

7.                                      LIABILITY

7.1                               Disclaimers of Warranties

(a)                                 THE EXPRESS WARRANTIES IN SECTION 5 AND SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE USAGE.

(b)                                 Each Party acknowledges that it has relied on no warranties other than the express warranties provided in this Agreement.

7.2                               Limitation of Liability

(a)                                 EXCEPT FOR A BREACH OF SECTION 9 OR INDEMNIFICATION OF THIRD PARTY CLAIMS UNDER SECTION 8, IN NO EVENT WILL ANY PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES, OR FOR ANY LOST DATA OR CONFIDENTIAL INFORMATION, LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR BUSINESS INTERRUPTION ARISING FROM OR RELATING TO THIS AGREEMENT, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NOTWITHSTANDING THIS SECTION 7.2(A), A PARTY DOES NOT EXCLUDE OR LIMIT LIABILITY IN RESPECT OF PERSONAL INJURY OR DEATH TO THE EXTENT SUCH LIABILITY CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW.

(b)                                 EXCEPT FOR THIRD PARTY CLAIMS UNDER SECTION 8, EACH PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT WHETHER IN CONTRACT OR TORT OR OTHERWISE, SHALL NOT EXCEED [***] UNITED STATES DOLLARS (USD $[***]).  THE EXISTENCE OF ONE OR MORE CLAIMS SHALL NOT ENLARGE THIS LIMIT.

(c)                                  EACH PARTY ACKNOWLEDGES THAT THE LIMITATIONS OF SECTION 7 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS RESPECTIVE LIABILITY, AND EACH PARTY AGREES THAT THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.                                      INDEMNIFICATION

8.1                               Indemnification of NeuroBo.  Subject to Section 7.2, NeuroBo, its Affiliates, and each of their respective directors, officers, trustees, shareholders, employees, and agents (collectively, “NeuroBo Indemnitees”) will be indemnified, defended by counsel reasonably acceptable to NeuroBo, and held harmless by Dong-A from and against any Loss of any kind or nature which are incurred by virtue of or result from,

(a)                                 a liability or obligation as provided in Section 2.2,

(b)                                 any breach of any of the representations and warranties made by Dong-A in this Agreement, and

(c)                                  any breach of the covenants or other obligations of Dong-A under this Agreement,

except to the extent that any claims have arisen from the gross negligence or willful misconduct of any NeuroBo Indemnitee or the breach of an obligation under this Agreement by any NeuroBo Indemnitee.

8.2                               Indemnification of Dong-A.  Subject to Section 7.2, Dong-A, its Affiliates, and each of their respective directors, officers, trustees, shareholders, employees, and agents (collectively, “Dong-A Indemnitees”) will be indemnified, defended by counsel reasonably acceptable to Dong-A, and held harmless by NeuroBo from and against any Loss of any kind or nature which are incurred by virtue of or result from,

(a)                                 any breach of any of the representations and warranties made by NeuroBo in this Agreement, and

(b)                                 any breach of the covenants or other obligations of NeuroBo under this Agreement,

except to the extent that any claims have arisen from the gross negligence or willful misconduct of any Dong-A Indemnitee or the breach of an obligation under this Agreement by any Dong-A Indemnitee.

8.3                               Defense of Claims

(a)                                 In the case of any claim for indemnification under Section 8.1 (if NeuroBo) or Section 8.2 (if Dong-A) arising from a claim of a Third Party, an indemnified party must give prompt notice and, subject to the following sentence, in no case later than [***] days after the indemnified party’s receipt of notice of such claim, to the indemnifying party of any claim of which such indemnified party has knowledge and as to which it may request indemnification hereunder.  The failure to give such notice will not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby.

(b)                                 The indemnifying party will have the right to defend and to direct the defense against any such claim in its name and at its expense, and with counsel selected by the indemnifying party unless (i) the indemnifying party acknowledges fully its obligations to the indemnified party(ies) under this Agreement within [***] days after receiving notice of such Third Party claim; (ii) the applicable Third Party claim alleges fraud; (iii) there is a conflict of interest between the indemnified party and the indemnifying party in the conduct of such defense; (iv) the Third Party claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the indemnified party; (v) the Third Party claim seeks injunctive relief or other equitable remedies against the indemnified party(ies); and/or (vi) the indemnified party is NeuroBo and the Third Party is a customer of NeuroBo.

(c)                                  If the indemnifying party elects, and is entitled, to compromise or defend such claim, it will within [***] days of receipt of notice (or sooner, if the nature of the claim so requires) notify the indemnified party of its intent to do so, and the indemnified party must, at the request and expense of the indemnifying party, cooperate in the defense of such claim.

(d)                                 If the indemnifying party elects not to compromise or defend such claim, fails to notify the indemnified party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the indemnified party may pay, compromise or defend such claim.

(e)                                  Except as set forth in the immediately preceding subsection, the indemnifying party will have no indemnification obligations with respect to any such claim which will be settled by the indemnified party without the prior written consent of the indemnifying party (which consent may not be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, the indemnified party will not be required to refrain from paying any claim that has matured by an order, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss.

(f)                                   The indemnifying party’s right to direct the defense will include the right to compromise or enter into an agreement settling any claim by a Third Party; provided that no such compromise or settlement will obligate the indemnified party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the indemnified party other than the delivery of a release, except with the prior written consent of the indemnified party (such consent to be withheld or delayed only for a good faith reason).

(g)                                 Notwithstanding the indemnifying party’s right to compromise or settle in accordance with the immediately preceding sentence, the indemnifying party may not settle or compromise any claim over the objection of the indemnified party; provided, however, that consent by the indemnified party to settlement or compromise will not be unreasonably withheld or delayed.

(h)                                 The indemnified party will have the right to participate in the defense of any claim with counsel selected by it subject to the indemnifying party’s right to direct the defense.  The fees and disbursements of such counsel will be at the expense of the indemnified party; provided, however, that, in the case of any claim which seeks injunctive or other equitable relief against the indemnified party, the fees and disbursements of such counsel will be at the expense of the indemnifying party.

8.4                               Non-Third Party Claims.  Any claim which does not result from a Third Party claim will be asserted by a notice to the other Party and will be identified as a “DIRECT INDEMNITY CLAIM NOTICE.”  The recipient of such notice will have a period of [***] days after receipt of such notice within which to respond thereto.  During such [***]-day period, the recipient will have the right to cure any applicable breach of this Agreement.  If the recipient does not respond within such [***] days and does not cure the applicable breach, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice.  If the recipient responds within such [***] days after the receipt of the notice and rejects such claim in whole or in part, the Party delivering will be free to pursue such remedies as may be available to it under contract or applicable law.

9.                                      CONFIDENTIALITY

9.1                               Duty to Hold in Confidence.  For a period of [***] years after the Effective Date, each Party (“Receiving Party”) shall preserve in strict confidence and secure against unauthorized use or disclosure any Confidential Information obtained from or with respect to the other Party (“Disclosing Party”).  In preserving the Disclosing Party’s Confidential Information, Receiving Party shall use the same standard of care it would use to secure and safeguard its own confidential information of similar importance, but in no event less than reasonable care.  Any permitted reproduction of the Disclosing Party’s Confidential Information shall contain all confidential or proprietary legends that appear on the original.  Receiving Party shall immediately notify the Disclosing Party in writing in the event of any loss or unauthorized disclosure or use of Confidential Information known by the Receiving Party.  Receiving Party shall use the Disclosing Party’s Confidential Information disclosed hereunder solely for the purpose of fulfilling such Party’s obligations and exercising such Party’s rights under this Agreement.

9.2                               Exclusions.  The foregoing obligations shall not apply to information which:  (a) was publicly known and available in the public domain prior to the time of disclosure to the Receiving Party by the Disclosing Party; (b) becomes publicly known and available in the public domain after disclosure to the Receiving Party by the Disclosing Party through no action or inaction of the Receiving Party; (c) is lawfully in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as evidenced by the written records of the Receiving Party; (d) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information as evidenced by the written records of the Receiving Party; (e) is received by the Receiving Party from a Third Party which the Receiving Party has no reason to believe has a duty of confidentiality to the Disclosing Party; or (f) has been approved for disclosure by the Disclosing Party in writing.

9.3                               Permitted Disclosures.  Receiving Party shall permit access to the Disclosing Party’s Confidential Information solely to its directors, officer, employees, representatives, agents, and contractors who:  (a) have a need to know such information for purposes of performing the Disclosing Party’s obligations or exercising the Disclosing Party’s rights hereunder; and (b) have signed confidentiality agreements containing terms at least as restrictive as those contained herein or have a professional obligation to maintain the confidentiality thereof.  Except as permitted in the exercise of the licenses and rights granted under this Agreement, Receiving Party shall not disclose or transfer any Confidential Information to any Third Party, without the specific prior written approval of the Disclosing Party, except to the extent required by law or governmental or court order to be disclosed by Receiving Party, provided that Receiving Party gives the Disclosing Party prompt notice of such requirement (if permitted by law) prior to such disclosure and cooperates with the Disclosing Party in the latter’s attempt, if any, to prevent such disclosure or in obtaining a protective or similar order with respect to the Confidential Information to be disclosed.

9.4                               Return of Information.  The Disclosing Party retains ownership of all Confidential Information disclosed or made available to Receiving Party.  Upon any termination, cancellation, or expiration of this Agreement, or upon the Disclosing Party’s request for any reason (other than in breach of this Agreement), Receiving Party shall return promptly to the

Disclosing Party (or destroy at the Disclosing Party’s request with a signed certification thereof) the originals and all copies (without retention of any copy) of any written documents, tools, materials, or other tangible items containing or embodying Confidential Information; provided, however, that Receiving Party shall be entitled to retain such originals and copies of Confidential Information of the Disclosing Party (which may be in electronic form) solely for archival purposes, defense of claims, and as are necessary to Receiving Party’s use and exploitation, as permitted by this Agreement, of any rights retained by Receiving Party following such termination, cancellation, expiration or request.

9.5                               Remedies.  Receiving Party agrees that its obligations provided in this Section 9 are necessary and reasonable in order to protect the Disclosing Party and its business, and expressly agrees that monetary damages would be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements set forth in this Agreement.  Accordingly, each Party agrees and acknowledges that any such breach or threatened breach may allow the Receiving Party or Third Parties to unfairly compete with the Disclosing Party resulting in irreparable injury to the Disclosing Party and that, in addition to any other remedy that may be available, in law, in equity or otherwise, the Disclosing Party shall be entitled to seek and obtain (without being required to post a bond or other security) injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving actual damages.

9.6                               Publicity. Except as necessary to comply with any applicable laws or regulations, each Party agrees not to issue any press release or public statement disclosing the terms of this Agreement without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.  Prior to being released or made, a copy of all press releases and public statements which a Party intends to issue or make regarding the terms of this Agreement, shall be provided to the other Party for approval.

10.                               GENERAL PROVISIONS

10.1                        Notices.  All notices, consents, and approvals under this Agreement must be delivered in writing by courier, electronic facsimile (fax), or certified or registered mail, (postage prepaid and return receipt requested) to the other Party; and shall be effective upon receipt or three (3) business days after being deposited in the mail, whichever occurs sooner.  Notices to Parties shall be sent to the addresses set forth at the beginning of this Agreement.  Notice of change of address shall be given in the same manner as other communications.

10.2                        Force Majeure.  No Party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control and not the fault of the nonperforming Party, and the nonperforming Party has been unable to avoid or overcome the act or event by the exercise of due diligence, including, by way of example and without limitation, war, flood, fire, earthquake, riots, strikes, acts of God or public enemy, restraints of government, terrorist acts, and military action.

10.3                        Assignment.  Neither Party may assign or transfer any of its rights under this Agreement, voluntarily, involuntarily, or by operation of law, or in any other manner, without the prior written consent of the other Party; provided, however, that either Party may assign its rights under this Agreement in connection with a merger, consolidation, or sale of substantially all of its assets with prior written notice to the other Party and if the successor entity agrees in writing to be bound by all of the terms and conditions of this Agreement.  Any purported assignment or transfer of rights in violation of this section is null and void.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.4                        Waivers.  Any waiver or failure to enforce any provision of this Agreement on one occasion shall not be deemed a waiver of any other provision or of such provision on any other occasion.

10.5                        Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of this Agreement shall continue in full force and effect.

10.6                        Remedies.  The Parties’ rights and remedies under this Agreement are cumulative.  It is understood and agreed that notwithstanding any other provisions of this Agreement, a breach by a Party under this Agreement shall cause the other Parties irreparable damage for which recovery of money damages would be inadequate, and that, in addition to any and all remedies available at law, the other Parties shall be entitled to seek timely injunctive relief to protect their rights under this Agreement.  If any legal action is brought to enforce this Agreement, the prevailing Party shall be entitled to receive its reasonable attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive.

10.7                        Governing Law.  The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

10.8                        Submission to Jurisdiction/Waiver of Jury Trial.  EACH OF THE PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AND EMPLOYEES HEREBY IRREVOCABLY AND UNCONDITIONALLY: (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; (II) CONSENTS TO THE FULLEST EXTENT PERMITTED BY LAW THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY AND IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT ANY OBJECTION THAT IT MAY NOW OR HEREAFTER  HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME, AND (III) AGREES TO THE FULLEST EXTENT BY LAW THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE

EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT ITS ADDRESS SET FORTH IN THE OPENING PARAGRAPH OF THIS AGREEMENT AND HEREBY ACCEPTS SERVICE OF PROCESS IF MADE IN ACCORDANCE WITH THIS SECTION 10.8.

10.9                        Independent Contractor/No Agency.  Each Party agrees and acknowledges that in its performance of its obligations under this Agreement, it is an independent contractor of the other Parties and is solely responsible for its own activities.  No Party shall have any authority to make commitments or enter into contracts on behalf of, bind, or otherwise obligate the other Party in any manner whatsoever.  Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the Parties.

10.10                 Entire Agreement.  This Agreement constitutes the entire agreement between the Parties regarding the subject hereof and supersedes all prior or contemporaneous agreements, understandings, and communication, whether written or oral.

To evidence the parties’ agreement to this Acquisition Agreement, they have executed and delivered it on the date set form in the preamble.

DONG-A ST CO., LTD

By:	/s/ Soo Hyoung Kang
Soo Hyoung Kang, Ph.D., Vice-Chairman

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ Jeong Gu Kang
Jeong Gu Kang, Ph.D., Vice-President

SCHEDULE 1

ACQUIRED KNOW-HOW

All proprietary inventions, technology, trade secrets, and preclinical data owned or acquired with right to transfer as of the Effective Date by Dong-A, for the development, commercialization and sale of products using the Acquired Technology, intellectual property filings, and the physical, chemical and biological material, including, but not limited to, the foregoing which cover DA-9803 and its manufacture, formulation, and use thereof, including but not limited to the following items:

[***]

Schedule 1-1

SCHEDULE 2

ACQUIRED PATENTS & PATENT APPLICATIONS

All patents and patent applications worldwide which cover DA-9803 and manufacture, formulation, and use thereof, including

[***]

Schedule 2-1

EXHIBIT A

FORM OF BILL OF SALE

BILL OF SALE, dated as of                    , 2018 (“Effective Date”), between Dong-A ST Co., Ltd., a                      company (“Dong-A”) and NeuroBo Pharmaceuticals, Inc., a Delaware corporation (“NeuroBo”).

Background

Dong-A and NeuroBo have entered into an Acquisition Agreement dated as of January   , 2018 (“Agreement”), for the sale by Dong-A to NeuroBo of certain intellectual property assets described in the Agreement.  All capitalized terms not otherwise defined in this Bill of Sale have the meanings ascribed to them in the Agreement.

Accordingly, the parties agree as follows:

1.                                      Sale.  Dong-A sells, assigns, conveys, transfers, and delivers to NeuroBo, free and clear of all obligations and liabilities, the Acquired Technology.

2.                                      Further Acts.  Upon request of NeuroBo, Dong-A shall do, execute, acknowledge, and deliver all further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be required to sell, transfer and vest the Acquired Technology to NeuroBo and as otherwise may be appropriate to carry out the transactions contemplated by the Agreement.

4.                                      Governing Law.  The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Bill of Sale and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

5.                                      Relationship to Agreement.  This Bill of Sale is executed pursuant to the Agreement and is entitled to the benefits and subject to the provisions of the Agreement.

[Signatures on next page]

Exhibit A-1

To evidence the parties’ agreement to this Bill of Sale, they have executed and delivered it on the date set form in the preamble.

DONG-A ST CO., LTD

By:
[ , President]

NEUROBO PHARMACEUTICALS, INC.

By:
[ , President]

Exhibit A-2

Execution Copy

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO ACQUISITION AGREEMENT (DA-9803)

AMENDMENT TO ACQUISITION AGREEMENT (this “Amendment”), dated as of April 18, 2018 (the “Effective Date”) between Dong-A ST Co., Ltd., a Republic of Korea company having its principal place of business at 64 Cheonho-daero, Dongdaemun-gu, Seoul 02587, Republic of Korea (“Dong-A”) and NeuroBo Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 177 Huntington Avenue, Suite 1732, Boston, MA 02115, U.S.A. (“NeuroBo”).

Background

1.                            Dong-A and NeuroBo entered into the Acquisition Agreement dated as of January 18, 2018 (the “Acquisition Agreement”) whereby Dong-A agreed to sell, assign, convey transfer and deliver all its right, title and interest in and to the Acquired Technology to NeuroBo.

2.                            Pursuant to Section 3.2 (Cash and Equity Compensation) of the Acquisition Agreement, NeuroBo has made timely payment of five million United States Dollars (USD 5,000,000) to Dong-A.

3.                            Dong-A has requested, and NeuroBo has agreed, to extend the date by which NeuroBo shall issue [***] ([***]) shares of common stock to Dong-A pursuant to Section 3.2 (Cash and Equity Compensation) of the Acquisition Agreement.

Accordingly, the parties agree as follows:

1.                                     DEFINITIONS

Capitalized terms used herein and not otherwise defined in this Amendment shall have the respective meanings as set forth in the Acquisition Agreement.

2.                                     AMENDMENTS

2.1                                       Section 3.2 (Cash and Equity Compensation) of the Acquisition Agreement is hereby deleted in its entirety and replaced by the following:

3.2                                      Cash and Equity Compensation.  In full payment for the Acquired Technology, NeuroBo shall, at the Closing, pay Dong-A five million United States Dollars (USD 5,000,000) by wire transfer to an account designated by Dong-A, and NeuroBo shall, no later than [***] days after the Closing, issue [***] ([***]) shares of common stock to Dong-A which is [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.  NeuroBo shall [***] ensure that at the time of NeuroBo’s initial public offering, the ownership share of Dong-A in NeuroBo granted under Section 3.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

2.2                                       Section 3.3 (Execution of Bill of Sale) of the Acquisition Agreement is hereby

1

deleted in its entirety and replaced by the following:

3.3                                       Execution of Bill of Sale.  Upon issuance by NeuroBo of the shares specified in Section 3.2 and no later than [***] ([***]) days after the Closing, Dong-A shall execute the bill of sale in the form attached as Exhibit A.

2.3                                       The first sentence of Section 4.1 (Effectuation of Recordation of Assignment of Patents and Patent Applications) of the Acquisition Agreement is hereby deleted in its entirety and replaced by the following:

Upon issuance by NeuroBo of the shares specified in Section 3.2 and no later than [***] ([***]) days after the Closing, in order to effectuate the recordation of the transfer of ownership of Dong-A’s right, title, and interest in and to the acquired issued patents and pending patent applications, Dong-A shall execute the assignments prepared by NeuroBo’s patent counsel for such purpose, and thereafter Dong-A shall execute such other assignments as requested by NeuroBo.

3.                                     TERM

This Amendment shall become effective as of the Effective Date.

4.                                     GOVERNING LAW

The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Amendment and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

5.                                     MISCELLANEOUS

5.1                               Except as expressly amended or modified by this Amendment or otherwise in writing, all the terms, conditions and provisions contained in the Acquisition Agreement and Schedules attached thereto shall remain in full force and effect.

5.2                               From and after the execution of this Amendment by the parties, any reference to the Acquisition Agreement shall be deemed a reference to the Acquisition Agreement as amended hereby.

5.3                               In the event of any inconsistency or conflict between this Amendment and the Acquisition Agreement, the provisions of this Amendment shall prevail.

[Signatures on next page]

2

To evidence the parties’ agreement to this Amendment, they have executed and delivered it on the Effective Date.

DONG-A ST CO., LTD.

By:	/s/ Daesik Eom
Daesik Eom, Chairman

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ John L. Brooks III
John L. Brooks III, President & CEO

3

Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SECOND AMENDMENT TO

LICENSE AGREEMENT AND ACQUISITION AGREEMENT

This Second Amendment (this “Amendment”) to (i) the License Agreement, dated January 18, 2018, as amended (the “License”), by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Dong A ST Co., Ltd., a Republic of Korea Company (“Dong A”) and (ii) the Acquisition Agreement, dated January 18, 2018, as amended (the “Acquisition Agreement”), by and between the Company and Dong A, is made as of July 24, 2019;

WHEREAS, pursuant to the terms of Section 4.2 of the License and Section 3.2 of the Acquisition Agreement, the Company shall [***] ensure that, at the time of the Company’s initial public offering, the ownership shares of Dong A of all issued and outstanding shares in the Company granted pursuant to the License is at least [***]% and the ownership shares of Dong A of all issued and outstanding shares in the Company granted pursuant to the Acquisition Agreement is at least [***]% (the “Anti-Dilution Rights”);

WHEREAS, the Company intends to consummate the merger and other transactions described in the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), to be entered into by and among the Company, Gemphire Therapeutics Inc., a Delaware corporation with its common stock listed on a securities exchange in the United States of America (“Grand Rapids”), and GR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Grand Rapids (“Merger Sub”), subject to the satisfaction of the conditions set forth in the Merger Agreement, pursuant to which Merger Sub shall merge with and into the Company with the Company surviving such merger as a wholly-owned subsidiary of Grand Rapids (the “Reverse Merger”); and

WHEREAS, the Company and Dong A desire to amend the terms of the License and the Acquisition Agreement to reflect the mutual understanding that the Anti-Dilution Rights shall expire upon the consummation of the Reverse Merger.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Dong A, intending to be legally bound, hereby agree as follows:

1.                                                AMENDMENT TO LICENSE

a.              Section 4.2 of the License is hereby amended in its entirety as follows:

4.2 Equity.  NeuroBo shall issue [***] ([***]) shares of common stock to Dong-A within [***] ([***]) days of the Signing Date, which is [***]percent

([***]%) of all issued and outstanding shares of NeuroBo at the time of the issuance of such shares.  NeuroBo shall [***] ensure that immediately after the effective time of NeuroBo’s Initial Public Offering, the ownership share of Dong-A in NeuroBo granted under this Section 4.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

b.              The following definition shall be added to Section 1.1 of the License:

“Initial Public Offering” means (i) an initial public offering or (ii) a reverse merger of NeuroBo with an entity which is listed or the parent of which is listed on a securities exchange in the United States of America.

2.                                                AMENDMENT TO ACQUISITION AGREEMENT

a.              Section 3.2 of the Acquisition Agreement is hereby amended in its entirety as follows:

3.2 Cash and Equity Compensation.  At the Closing and in full payment for the Acquired Technology, NeuroBo shall (a) pay Dong-A five million United States Dollars (USD 5,000,000) by wire transfer to an account designated by Dong-A and (b) issue [***] ([***]) shares of common stock to Dong-A, which is [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.  NeuroBo shall [***] ensure that immediately after the effective time of NeuroBo’s Initial Public Offering, the ownership share of Dong-A in NeuroBo granted under this Section 3.2 is at least [***] percent ([***]%) of all issued and outstanding shares of NeuroBo.

b.              The following definition shall be added to Section 1.1 of the Acquisition Agreement:

“Initial Public Offering” means (i) an initial public offering or (ii) a reverse merger of NeuroBo with an entity which is listed or the parent of which is listed on a securities exchange in the United States of America.

3.                                                Except as modified in this Amendment, the License and the Acquisition Agreement shall remain in full force and effect according to their terms.

4.                                                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.  Facsimile or PDF transmission of execution copies or signature pages for this Amendment shall be legal, valid and binding execution and delivery for all purposes.

5.                                                This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

DONG A ST CO., LTD.

By:	/s/ Daesik Eom
Name:	Daesik Eom
Title:	Chairman and CEO

NEUROBO PHARMACEUTICALS, INC.

By:	/s/ John L. Brooks III
Name:	John L. Brooks III
Title:	President and Chief Executive Officer

[Signature Page to License and Acquisition Agreement Amendment]